SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 16, 2003

                              ROWAN COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



            1-5491                            75-0759420
   (COMMISSION FILE NUMBER )        (IRS EMPLOYER IDENTIFICATION NO.)




                             2800 POST OAK BOULEVARD
                                   SUITE 5450
                           HOUSTON, TEXAS  77056-6127
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)



                                 (713) 621-7800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)










ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit
Number          Exhibit Description
------          -------------------

99          Press release of Rowan Companies, Inc. dated April 16, 2003


ITEM 9. REGULATION FD DISCLOSURE (INFORMATION PROVIDED UNDER ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

The following information is disclosed pursuant to Item 12 - Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with the interim guidance provided in SEC Release No. 33-8216.

     On April 16, 2003, Rowan Companies, Inc. issued a press release announcing its results for the first quarter of 2003. The press release is attached as
     Exhibit 99.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ROWAN COMPANIES, INC.

                                By: /s/ E. E. THIELE
                                    -------------------------------------------
                                    E. E. Thiele,
                                    Senior Vice President - Administration
                                    and Finance and Principal Financial Officer


Dated: April 17, 2003



                                INDEX TO EXHIBITS

                               EXHIBIT DESCRIPTION




     Exhibit
     Number                  Exhibit Description
     ------                  -------------------

       99          Press release of Rowan Companies, Inc. dated April 16, 2003








                                                                      EXHIBIT 99

                                                           ROWAN COMPANIES, INC.
NEWS RELEASE                                 2800 POST OAK BOULEVARD, SUITE 5450
                                            HOUSTON, TEXAS  77056 (713) 621-7800

FOR IMMEDIATE RELEASE                                             April 16, 2003

HOUSTON, TEXAS -- ROWAN REPORTS FIRST QUARTER FINANCIAL RESULTS.

     For the three months ended March 31, 2003, the Company incurred a net loss of $17.2 million, or $.18 per share, on revenues of $131.4 million, compared to net income of $87.7 million, or $.92 per share, on revenues of $137.8 million in the first quarter of 2002. First quarter 2002 results included net proceeds from the settlement of the Gorilla V contract dispute, which increased net income by approximately $102 million, or $1.07 per share. Excluding the effects of the settlement, the Company's first quarter 2002 results would have been a net loss of approximately $14 million, or $.15 per share.

     Rowan's Gulf of Mexico rig utilization was 90% during the first quarter of 2003, versus 93% in the fourth quarter of 2002 and 83% in the year-earlier period, and our average Gulf of Mexico day rate of $34,700 decreased by $800, or 2%, from the fourth quarter of 2002, but was up by $5,400, or 18%, from the year-earlier period. Land rig utilization was 66% during the first quarter of 2003, versus 68% in the fourth quarter of 2002 and 58% in the year-earlier period, and our average land rig day rate of $9,800 increased by $300, or 3%, from the fourth quarter of 2002, but was down by $900, or 8%, from the year-earlier period.

     Bob Palmer, Chairman and Chief Executive Officer, commented, "For the past year, as energy prices have gyrated, we have cautioned that our business outlook was uncertain. Industry rig utilization responded to this uncertainty, thus day rates have remained depressed. Rowan's financial results for the first quarter were our worst in eight years.

     "In spite of $5.00 natural gas, the jack-up rig count in the Gulf of Mexico is languishing around 90. True, Rowan's jack-up utilization in the Gulf of Mexico held at 94% during the first quarter, and is at 100% at the moment, but our average jack-up rates declined by almost $1,000 per day from the fourth quarter. The principal reason for Rowan's poor financial results for the first quarter, however, was our inability to contract Gorillas V and VII, a problem that we now believe to be resolved.

     "We now believe that more favorable business conditions are on the horizon. First, Rowan's rigs are concentrated offshore in the Gulf of Mexico or onshore along the Gulf Coast, and most are drilling for natural gas. Second, the Minerals Management Service's proposed rule granting royalty relief to existing offshore leases for shelf wells drilled below 15,000 feet should prove of benefit to Rowan. Third, Gorilla VII's minimum 18-month drilling/production assignment in the North Sea begins June 1st. In addition, after a long wait, we believe Gorilla V soon will commence an up to three well assignment offshore eastern Canada. These two events should increase our revenues by almost $300,000 per day, or around $9 million per month.


                                       -1-

     "Thus, we are optimistic that second quarter 2003 will witness a dramatic turn in our efforts to return to profitability."

     Rowan Companies, Inc. is a major provider of international and domestic offshore contract drilling and aviation services. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining, timber and transportation industries, and a drilling products division that has designed or built about one-third of all mobile offshore jack-up drilling rigs, including all 22 operated by the Company. The Company's stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575. Website: www.rowancompanies.com


This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company's principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

                                       -2-


                             ROWAN  COMPANIES,  INC.
                     CONDENSED  CONSOLIDATED  BALANCE  SHEET
                       Unaudited  (Dollars  In  Thousands)

                                                             MARCH  31
                                                             ---------
                                                           2003       2002
                                                           ----       ----
               ASSETS

Cash and  short-term  investments                    $  115,013    $  260,687
Accounts  receivable                                     98,069       107,634
Inventories                                             179,710       149,451
Other  current  assets                                   35,412         5,619

                Total  current  assets                  428,204       523,391

Property,  plant  and  equipment  -  net              1,616,098     1,464,392
Other  assets                                            17,829        18,478

                TOTAL                             $   2,062,131  $  2,006,261


               LIABILITIES  AND  STOCKHOLDERS'  EQUITY

Current  maturities  of  long-term  debt          $      47,285  $     42,458
Other  current  liabilities                              72,990       105,085

                Total  current  liabilities             120,275       147,543

Long-term  debt                                         520,365       453,782
Other  liabilities                                      305,562       202,032
Stockholders'  equity                                 1,115,929     1,202,904

                TOTAL                             $   2,062,131  $  2,006,261


                    CONSOLIDATED   STATEMENT  OF  OPERATIONS
        Unaudited  (Dollars  In  Thousands  Except  Per  Share  Amounts)

                                                       FOR  THE  THREE  MONTHS
                                                           ENDED  MARCH  31
                                                           ----------------
                                                          2003           2002
                                                          ----           ----
REVENUES:
 Drilling  services                                 $    77,886    $    77,624
 Manufacturing  sales  and  services                     29,040         31,635
 Aviation  services                                      24,429         28,546

              TOTAL                                     131,355        137,805

COSTS  AND  EXPENSES:
 Drilling  services                                      77,510         75,444
 Manufacturing  sales  and  services                     26,626         29,546
 Aviation  services                                      23,434         27,847
 Depreciation  and  amortization                         20,310         18,248
 General  and  administrative                             6,505          6,395

              TOTAL                                     154,385        157,480

INCOME  (LOSS)  FROM  OPERATIONS                        (23,030)       (19,675)

OTHER  INCOME  (EXPENSE):
 Net  proceeds  from  Gorilla  V  settlement                           157,125
 Interest  expense                                       (4,859)        (4,981)
 Less  interest  capitalized                              1,098          1,618
 Interest  income                                           522          1,138
 Other -  net                                               120            102

              OTHER  INCOME  (EXPENSE)  -  NET           (3,119)       155,002

INCOME  (LOSS)  BEFORE  INCOME  TAXES                   (26,149)       135,327
 Provision  (credit)  for  income  taxes                 (8,967)        47,650

NET  INCOME  (LOSS)                                $    (17,182)   $    87,677

NET  INCOME  (LOSS)  PER  COMMON  SHARE:

Basic                                              $       (.18)   $       .93

Diluted                                            $       (.18)   $       .92

DILUTED  SHARES                                          93,617         95,250

                                                                     (CONTINUED)
                                       -3-


                             ROWAN  COMPANIES,  INC.
              CONDENSED  CONSOLIDATED   STATEMENT  OF  CASH  FLOWS
                           Unaudited  (In  Thousands)

                                                               FOR  THE  THREE  MONTHS
                                                                  ENDED  MARCH  31
                                                                  ----------------
                                                                 2003           2002
                                                                 ----           ----
CASH  PROVIDED  BY  (USED  IN):
 Operations:
  Net  income  (loss)                                      $    (17,182)   $    87,677
  Adjustments  to  reconcile  net  income  (loss)
   to  net  cash  provided  by  operations:
   Depreciation  and  amortization                               20,310         18,248
   Deferred  income  taxes                                       (8,636)        10,428
   Other -  net                                                   4,903          4,899
  Net changes in current assets and liabilities                  (8,839)       (47,737)
  Net changes in other noncurrent assets and liabilities           (403)          (193)

 Net  cash  provided  by  (used  in)  operations                 (9,847)        73,322


 Investing  activities:
  Capital  expenditures                                         (69,975)       (62,850)
  Proceeds from disposals of property, plant and equipment        3,576            101

 Net  cash  used  in  investing  activities                     (66,399)       (62,749)


 Financing  activities:
  Proceeds  from  borrowings                                     25,852         28,802
  Repayments  of  borrowings                                    (13,504)       (13,504)
  Payments  to  acquire  treasury  stock                                        (2,308)
  Proceeds from stock option and convertible debenture plans        155            135

 Net  cash  provided  by  financing  activities                  12,503         13,125


INCREASE  (DECREASE)  IN  CASH  AND  CASH  EQUIVALENTS          (63,743)        23,698
CASH  AND  CASH  EQUIVALENTS,  BEGINNING  OF  PERIOD            178,756        236,989

CASH  AND  CASH  EQUIVALENTS,  END  OF  PERIOD              $   115,013    $   260,687



                                       -4-